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                                                                   EXHIBIT 2.5.1


August 14, 2000



VIA TELEFACSIMILE

Mr. Michael K. Paulk
President
Gothic Energy Corporation
Gothic Production Company
6120 South Yale Avenue
Tulsa, Oklahoma 74136

Dear Mr. Paulk:

         This letter amends that certain letter of intent dated June 30, 2000 (the "Letter of Intent") among Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake") and Gothic Energy Corporation, an Oklahoma corporation and Gothic Production Company, an Oklahoma corporation and wholly owned subsidiary of Gothic (the "Gothic Parties").

         Chesapeake and the Gothic Parties hereby amend paragraph 5, paragraph 6 and paragraph 10 of the Letter of Intent deleting the date "August 15, 2000" set forth in such paragraphs and replacing such date with "August 31, 2000".

         Chesapeake and the Gothic Parties hereby further acknowledge and agree that except as specifically amended hereby, the Letter of Intent remains in full force and effect in all respects.


         Please sign and return one copy of this amendment to letter of intent to our offices no later than 5:00 p.m., August 15, 2000. Each of the parties agrees that this letter of intent may be signed in counterparts or by facsimile without affecting the validity or enforceability of this letter of intent.

Best Regards,

/s/ MARCUS C. ROWLAND
--------------------------
Marcus C. Rowland
Chief Financial Officer
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Mr. Michael K. Paulk
August 14, 2000
Page 2



AGREED TO AND ACCEPTED this 15th day of August, 2000.


GOTHIC ENERGY CORPORATION,
an Oklahoma corporation



By /s/ MICHAEL K. PAULK
   --------------------------
   Michael K. Paulk, President


GOTHIC PRODUCTION COMPANY,
an Oklahoma corporation



By /s/ MICHAEL K. PAULK
   --------------------------
   Michael K. Paulk, President